UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 15, 2009

Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6789 (Primary Standard Industrial Classification Code Number)	13-3950486 (I.R.S. Employer Identification No.)

4211 West Boy Scout Boulevard, 4th Floor
Tampa, FL 33607-5724
(813) 871-4811
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Hanover Capital Mortgage Holdings, Inc.
200 Metroplex Drive, Suite 100
Edison, NJ 08817
(732) 548-0101
(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1.1 Articles of Amendment of Hanover Capital Mortgage Holdings, Inc., effective April 15, 2009
EX-3.1.2 Articles of Amendment and Restatement of Hanover Capital Mortgage Holdings, Inc., effective April 17, 2009
EX-3.2 By-Laws of Hanover Capital Mortgage Holdings, Inc., as amended effective April 17, 2009

Introduction
     As previously disclosed, on February 6, 2009, Hanover Capital Mortgage Holdings, Inc. (“Hanover”), Walter Industries, Inc. (“Walter”), Walter Investment Management LLC (“Spinco”) and JWH Holding Company, LLC entered into a Second Amended and Restated Agreement and Plan of Merger (as amended on February 17, 2009, the “Merger Agreement”). On April 17, 2009, Hanover and the other parties to the Merger Agreement completed the transactions contemplated by the Merger Agreement, which included the spin-off by Walter of Spinco and the subsequent merger of Spinco into Hanover (the “Merger”). At the closing of the Merger, Hanover changed its name to Walter Investment Management Corp. (“Walter Investment”). Prior to the Merger, on April 15, 2009, and April 17, 2009, Hanover effected certain amendments to its corporate charter and bylaws, as further described below. Walter Investment intends to provide additional disclosure relating to the consummation of the Merger and the transactions contemplated by the Merger Agreement in a subsequent Current Report on Form 8-K.
Item 3.03 Material Modification to Rights of Security Holders
     On April 15, 2009, as contemplated by the Merger Agreement and after receiving the approval of Hanover’s stockholders at a special meeting of Hanover’s stockholders on April 15, 2009 (the “Special Meeting”), Hanover briefly adjourned the Special Meeting and filed Articles of Amendment (the “Articles of Amendment”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) amending its charter to eliminate a provision requiring approval by at least two-thirds of the votes entitled to be cast on the matter at a meeting of Hanover’s stockholders to amend certain provisions of its charter relating to restrictions on transfer and ownership of stock. On April 17, 2009, as required by the Merger Agreement and after having received the approval of Hanover’s stockholders at the Special Meeting, Hanover filed Articles of Amendment and Restatement with SDAT amending and restating its charter to (i) permit the board of directors to terminate Hanover’s REIT status without stockholder approval, (ii) eliminate the stockholders’ power to amend its bylaws, (iii) modify provisions relating to stockholder action by written or electronic consent, (iv) eliminate excess stock, (v) eliminate appraisal rights of Hanover’s stockholders except under certain limited circumstances, (vi) modify the restrictions on actual and constructive ownership (whether acquired by transfer or otherwise) of Hanover stock, and (vii) make certain other amendments to Hanover’s charter (the foregoing, collectively, the “Articles of Amendment and Restatement” and, together with the Articles of Amendment, the “Charter Amendments”).
     On February 4, 2009, in connection with the approval of the Merger Agreement, Hanover’s board of directors approved amendments to the bylaws of the registrant (the “Amended Bylaws”), effective at the time the Articles of Amendment and Restatement were accepted for record by SDAT, which occurred on April 17, 2009. The forms of the Articles of Amendment, the Articles of Amendment and Restatement and the Amended Bylaws are set forth as Annexes C and D, respectively, to the proxy statement/prospectus contained in Amendment No. 4 to Hanover’s Registration Statement on Form S-4, filed on February 17, 2009. In addition, as a result of the filing of Articles of Merger with SDAT, effective on April 17, 2009, at 7 p.m. Eastern Daylight Time, the registrant further amended its charter to change its name from Hanover Capital Mortgage Holdings, Inc. to Walter Investment Management Corp.
     The following is a summary of the general effect of the modifications contained in the Charter Amendments and Amended Bylaws upon holders of Walter Investment common stock. The Articles of Amendment, the Articles of Amendment and Restatement (which reflects the full text of the charter of the registrant immediately following the effectiveness of the Articles of Amendment and Restatement) and the full text of the Amended Bylaws are attached hereto as Exhibits 3.1.1, 3.1.2 and 3.2, respectively, and are incorporated by reference herein. This summary is qualified in its entirety by reference to the full text of the Charter Amendments and the Amended Bylaws.
Amended and Restated Charter
Authorized Stock. Hanover was authorized to issue shares of excess stock in connection with the restrictions on ownership and transfer of its stock. Walter Investment is not authorized to issue a separate class of excess stock.
Vote Required to Approve Certain Charter Amendments. Hanover’s charter previously provided that Hanover may not amend certain provisions of its charter restricting the transfer and ownership of Hanover’s stock without the approval by at least two-thirds of all of the votes entitled to be cast on the matter. However, Hanover’s charter also provided that this supermajority vote requirement may be amended by the affirmative vote of a majority of the votes entitled to be cast on the matter. Following the effectiveness of the Articles of Amendment, the provisions of Walter Investment’s charter restricting the transfer and ownership of Walter Investment’s stock could be amended with the affirmative vote of a majority of the votes entitled to be cast on the matter and were subsequently amended by the Articles of Amendment and Restatement, as described below.
Restrictions on Ownership. Under Hanover’s charter, no person may beneficially or constructively own in excess of 7.5% of the value of Hanover’s outstanding stock, except for John A. Burchett, who may not beneficially or constructively own in excess of 20% of the value of Hanover’s outstanding stock. Under Walter Investment’s charter, subject to certain exceptions, no person or entity is entitled to beneficially own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% in value or number of shares, whichever is more restrictive, of Walter Investment’s outstanding common stock or 9.8% in value of Walter Investment’s outstanding stock. As a result of the Charter Amendments, which became effective prior to the issuance of Hanover common stock on April 17, 2009, pursuant to the exchange agreement, dated as of September 30, 2008, as amended on February 6, 2009, with Amster Trading Company and Ramat Securities, LTD. (the “Amster Parties” and the issuance contemplated in such agreement, the “Exchange Share Issuance”), Hanover’s charter was amended to provide that the restrictions on ownership and transfer of Hanover’s stock, including the ownership limits, would not apply to the Amster Parties during the period beginning immediately prior to the Exchange Share Issuance and ending immediately after the effective time of the merger.
Power to Terminate REIT Election. Under Hanover’s charter, its board of directors could not take any action to terminate Hanover’s status as a REIT without the approval of at least two-thirds of the votes entitled to be cast on the matter. Following the Charter Amendments, Walter Investment’s board of directors may revoke or otherwise terminate Walter Investment’s status as a REIT without stockholder approval, if the board determines that it is no longer in the best interests of Walter Investment to continue to be qualified as a REIT.
Appraisal Rights. Subject to certain limited exceptions, Hanover’s stockholders generally were not entitled to appraisal rights so long as its stock remained listed on a national stock exchange. Under Walter Investment’s charter, holders of shares of Walter Investment stock are not entitled to exercise any rights of an objecting stockholder except in connection with certain transactions subject to the Maryland business combination or control share statutes or unless Walter Investment’s board of directors determines that such rights should apply.
Amendments to Bylaws. Under Hanover’s bylaws, both the board of directors and the stockholders had the power to amend Hanover’s bylaws. Following Walter Investment’s Charter Amendments and under the Amended Bylaws, the board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws or make new bylaws.
Amended Bylaws
Stockholder Meetings. Hanover’s bylaws previously provided that an annual meeting of stockholders shall be held on the third Thursday of May in each year or if that day is a holiday at such other time on such other day falling on or before the 30th day thereafter as set by the board of directors. Walter Investment’s Amended Bylaws provide that the annual meeting of stockholders may be held on any date and at any time set by the board of directors. Further, Hanover’s bylaws provided that the chairman of the board, the president or a majority of the board of directors have the power to call a special meeting and that the secretary must call a special meeting on the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. Walter Investment’s Amended Bylaws permit the chairman of the board, the president, the chief executive officer or the board of directors of Walter Investment to call a special meeting of its stockholders to act on any matter that may properly be brought before a meeting of stockholders, and require the secretary of Walter Investment to call a special meeting of its stockholders to act on any matter that may properly be brought before a meeting of stockholders on the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting accompanied by the information required by Walter Investment’s Amended Bylaws.
Advance Notice of Nominations and Stockholder Proposals. Pursuant to Hanover’s bylaws, a stockholder seeking to propose business to be conducted at an annual meeting of Hanover’s stockholders, including any proposal relating to the nomination of a director to be elected to Hanover’s board of directors, was required to provide notice to

Hanover’s secretary, generally not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of Hanover’s stockholders. The notice must be in writing and contain certain information specified by Hanover’s bylaws. Hanover’s bylaws did not require stockholders to provide advance notice of nominations of a director to be elected at a special meeting of stockholders called for the purpose of electing directors. Pursuant to Walter Investment’s Amended Bylaws, a stockholder seeking to nominate an individual for election as a director or propose other business to be conducted at an annual meeting of Walter Investment’s stockholders is required to provide notice to Walter Investment’s secretary, generally not less than 120 nor more than 150 days before the first anniversary of the mailing of the notice for the preceding year’s annual meeting of Walter Investment’s stockholders. A stockholder seeking to nominate an individual for election as a director at a special meeting of Walter Investment’s stockholders held for the purpose of electing directors is required to provide notice to Walter Investment’s secretary, generally not earlier than 120 days before the special meeting and not later than the later of 90 days before the special meeting and the tenth day after announcement of the special meeting. To propose such business or nominee for election as a director, a stockholder of Walter Investment is required to be a stockholder of record at the time notice is given, as of the record date for determining whether the stockholder is entitled to vote at the meeting and on the date of the meeting. The notice is required to be in writing and contain certain information specified by Walter Investment’s Amended Bylaws.
Amendments to Bylaws. Under Hanover’s bylaws, both the board of directors and the stockholders had the power to amend Hanover’s bylaws. Following Walter Investment’s Charter Amendments and under the Amended Bylaws, the board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws or make new bylaws.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     The information relating to Walter Investment’s Charter Amendments and Amended Bylaws set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
3.1.1	Articles of Amendment of Hanover Capital Mortgage Holdings, Inc., effective April 15, 2009
3.1.2	Articles of Amendment and Restatement of Hanover Capital Mortgage Holdings, Inc., effective April 17, 2009
3.2	By-Laws of Hanover Capital Mortgage Holdings, Inc., as amended effective April 17, 2009

               SIGNATURES
               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: April 21, 2009	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary